Exhibit 10.6.5

WBD Draft 10/03/24

GEOVAX LABS, INC.

2025 STOCK INCENTIVE PLAN

Stock Option Agreement

THIS STOCK OPTION AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), effective as of the date specified as the “Grant Date” on Schedule A attached hereto, is between GEOVAX LABS, INC., a Delaware corporation (the “Company”), and the Employee, Director or Independent Contractor providing services to the Company or an Affiliate, as identified on Schedule A attached hereto (the “Participant”).

RECITALS:

In furtherance of the purposes of the GeoVax Labs, Inc. 2025 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.    Incorporation of the Plan. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which has been made available to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern, unless the Administrator determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.    Grant of Option; Term of Option. The Company hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his or her employment with or service to the Company, and not in lieu of any salary or other compensation for his or her services, the right and option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Company (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan, the Agreement and/or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Company and the Participant further acknowledge and agree that the signatures of the Company and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of the Plan and this Agreement and their agreement to be bound by the terms of the Plan and this Agreement. The Option shall be designated as a Nonqualified Option or an Incentive Stock Option as noted on Schedule A. If the Option is designated as an Incentive Stock Option within the meaning of Code Section 422, (i) the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option and (ii) if such Option does not qualify as an incentive stock option under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan or this Agreement, this Option will expire if not exercised in full by the Expiration Date specified on Schedule A. The Participant is responsible for monitoring the expiration or pending expiration of the Option and the Company has no obligation to notify the Participant or any other person of the expiration or pending expiration of the Option.

3.    Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. The Participant expressly acknowledges that the Option shall vest and be exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in Schedule A) and the Plan. Upon the exercise of the Option in whole or in part and payment of the Option Price in accordance with the provisions of the Plan and this Agreement, the Company shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law) for the Shares purchased. Payment of the Option Price may be made in the form of cash or cash equivalent; and, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made (i) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (ii) by shares of Common Stock withheld upon exercise; (iii) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; and/or (v) by any combination of the foregoing methods. Shares delivered or withheld in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise, determined in accordance with the terms of the Plan.

4.    No Right of Employment or Service; Forfeiture of Option; No Right to Future Awards. Neither the Plan, this Agreement, the grant of the Option, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, this Agreement or as may be determined by the Administrator, all rights of the Participant with respect to the Option shall terminate upon the termination of the Participant’s employment or service with the Company or an Affiliate. The grant of the Option does not create any obligation to grant further awards.

5.    Termination of Employment or Service. The Option shall not be exercised unless the Participant is, at the time of exercise, an Employee, Director or Independent Contractor, as the case may be, and has served in such capacity continuously since the date the Option was granted, subject to the following:

(a)    The employment or service relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment or service relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether the Participant has incurred a Disability, and, if applicable, the Participant’s Termination Date.

(b)    If the Participant's employment or service terminates for any reason other than due to Disability, death or Cause, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (X) the close of the period of three months next succeeding the Termination Date; or (Y) the close of the Option Period. Any portion of the Option that was not vested as of the Participant’s Termination Date shall be terminated as of such date.

(c)    If the Participant's employment or service terminates as a result of the Participant's Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (X) the close of the period of 12 months next succeeding the Termination Date, or (Y) the close of the Option Period. Any portion of the Option that was not vested as of the Participant’s Termination Date shall be terminated as of such date.

(d)    If the Participant's service terminates as a result of the Participant's death, the vested portion of the Option may be exercised by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant's death, but only within the time period ending on the earlier of: (X) the close of the period of 12 months next succeeding the Termination Date, or (Y) the close of the Option Period. Any portion of the Option that was not vested as of the Participant’s Termination Date shall be terminated as of such date.

(e)    If the Participant's service is terminated for Cause (as determined by the Administrator), his or her Option, whether vested or unvested, shall lapse and no longer be exercisable as of his or her Termination Date, as determined by the Administrator.

6.    Effect of Change of Control. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in Section 14(b) of the Plan, the following provisions shall apply in the event of a Change of Control (except to the extent, if any, otherwise required under Code Section 409A or provided in this Agreement):

(a)    To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the Option (or in which the Company is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, the Option shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

(b)    Further, in the event that the Option is substituted, assumed or continued as provided in Section 6(a), the Option will nonetheless become vested and exercisable, if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in the Participant’s employment agreement, change in control agreement or similar agreement or arrangement, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Company not for Cause or (ii) if the Participant is an Employee, is by the Participant for Good Reason. For clarification, for the purposes of this Section 6, the “Company” shall include any successor to the Company.

For purposes of this Section 6, “Good Reason” shall have the meaning given such term in the Plan.

7.    Nontransferability of Option. To the extent that the Option is designated as an Incentive Stock Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers for no consideration by will or the laws of intestate succession, or in the Administrator’s discretion, such transfers for no consideration as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or Treas. Reg. Section 1.421-2(c) or any successor provisions thereto. To the extent that the Option is designated as a Nonqualified Option, the Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers for no consideration by will or the laws of intestate succession, except for transfers for no consideration if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentences, this Option shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative or a permitted transferee as provided in this Section 7. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.   Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any confidentiality agreement, non-solicitation agreement, non-competition agreement, employment agreement or any other similar agreement between the Participant and the Company, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

9.    Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. Any and all disputes between a Participant or person claiming through him or her and the Company or any Affiliate relating to the Plan or the Option shall be brought only in the state courts of Cobb County, Georgia, or the United States District Court for the Northern District of Georgia, as appropriate.

10.  Amendment and Termination; Waiver. Any amendment or modification to this Agreement shall be made in accordance with the terms of the Plan. Without limiting the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and federal securities laws). The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11.  No Rights as Stockholders. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such Shares have been issued and delivered to him or her or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall have been provided).

12.  Withholding; Tax Matters.

(a)    The Participant acknowledges that the Administrator and/or Company shall require the Participant to pay the Company in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit or require the Participant to satisfy such obligations in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Company withhold shares of Common Stock from the Shares to which the Participant is otherwise entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to, but not exceeding (unless otherwise permitted by the Administrator in a manner in accordance with Applicable Law and applicable accounting principles), the amount of such obligations being satisfied. Such withholding obligations shall be subject to such terms and procedures as may be established by the Administrator.

(b)    The Participant acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Option (including but not limited to any income or excise taxes and penalties arising under Code Sections 422 and 409A), and the Company shall not have any obligation to indemnify, gross up or otherwise hold the Participant or any other person harmless from any or all such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income or excise tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and/or the acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that he or she should consult with his or her own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

13.  Qualification as an Incentive Stock Option. To the extent that the Option is designated as an Incentive Stock Option, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of the Shares for which incentive stock option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date.

14.  Disqualifying Disposition. To the extent that the Option is designated as an Incentive Stock Option, if the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the Shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

15.  Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including, but not limited to, the sole authority to determine whether and to what degree the Option has vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

16.  Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Company, at the Company’s principal office, attention Chief Financial Officer, GeoVax Labs, Inc. Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.

17.  Voluntary Participation. The Participant’s participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation. As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, change in control payments, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

18.  Severability. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement (which shall be construed or deemed amended to conform to Applicable Law), and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

19.  Restrictions on Option and Shares. The Company may impose such restrictions on the Option and the Shares or other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws or other laws applicable to such Option or Shares. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company is under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

20.  Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

21.  Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations), reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.

22.  Effect of Changes in Duties or Status. Notwithstanding the other provisions of the Plan or this Agreement, the Administrator has discretion to determine, at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option (including but not limited to the vesting and/or exercisability of the Option) of any changes in the Participant’s status as an Employee, Director or Independent Contractor.

23.  Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to the grant of the Option or the receipt or retention of any Shares, the Participant agrees that (i) the Participant shall be deemed to have agreed to comply with the Company’s Compensation Recoupment Policy, any additional clawback policies, any stock ownership and retention policies and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply to him or her under the Plan, this Agreement, other plan, agreement or arrangement or Applicable Law.

24.  Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

[Signatures of the Company and the Participant follow on Schedule A/Grant Notice.]

GEOVAX LABS, INC.

2025 STOCK INCENTIVE PLAN

Stock Option Agreement

Schedule A/Grant Notice

1.         Pursuant to the terms and conditions of the Company’s 2025 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), you (the “Participant”) have been granted an option (the “Option”) to purchase _______ shares (the “Shares”) of the Common Stock as outlined below.

Name of Participant:
Address:

Option Contract No.
Grant Date:
Number of Shares Subject to Option:
Option Price (per Share):
Type of Option:	[Nonqualified/Incentive] Stock Option
Expiration Date (Last day of Option Period):
Vesting Schedule/Conditions:	[3 year vesting;
1/3 upon each Grant Date anniversary; subject to the Participant’s continued employment or service, as applicable, from the Grant Date until each vesting date.][1]

2.        By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Option Agreement (the “Agreement”) dated _____________, 20__, between the Participant and GeoVax Labs, Inc. (the “Company”) which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Company reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of the Grant Date stated above.

Signature:		Date:
Participant

Agreed to by:

GEOVAX LABS, INC.

David A. Dodd, President and CEO

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form and return to GeoVax Labs, Inc., Attention: Corporate Secretary. Please retain a copy of the Agreement, including a signed copy of this Grant Notice, for your files.

1 Confirm vesting.